     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2000



                          REGISTRATION STATEMENT NOS. 333-96123 AND 333-96123-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
         JOINT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------


                 MEDITRUST CORPORATION                                 MEDITRUST OPERATING COMPANY
        (Exact name of registrant as specified                   (Exact name of registrant as specified
               in governing instruments)                                in governing instruments)
                       DELAWARE                                                 DELAWARE
             (State or other jurisdiction                            (State or other jurisdiction of
           of incorporation or organization)                         incorporation or organization)
                      95-3520818                                               95-3419438
         (I.R.S. Employer Identification No.)                     (I.R.S. Employer Identification No.)
              197 FIRST AVENUE, SUITE 300                              197 FIRST AVENUE, SUITE 100
         NEEDHAM HEIGHTS, MASSACHUSETTS 02494                     NEEDHAM HEIGHTS, MASSACHUSETTS 02494
                    (781) 433-6000                                           (781) 453-8062
  (Address, including zip code, and telephone number       (Address, including zip code, and telephone number
    including area code, of Registrant's principal           including area code, of Registrant's principal
                  executive offices)                                       executive offices)
                   WILLIAM G. BYRNES                                        WILLIAM C. BAKER
                Chief Executive Officer                                         President
                 MEDITRUST CORPORATION                                 MEDITRUST OPERATING COMPANY
              197 FIRST AVENUE, SUITE 300                              197 FIRST AVENUE, SUITE 100
         NEEDHAM HEIGHTS, MASSACHUSETTS 02494                     NEEDHAM HEIGHTS, MASSACHUSETTS 02494
                    (781) 433-6000                                           (781) 453-8062
   (Name, address, including zip code, and telephone        (Name, address, including zip code, and telephone
                        number                                                   number
      including area code, of agent for service)               including area code, of agent for service)


                           --------------------------

                          Copies of communications to:
                             GILBERT G. MENNA, P.C.
                             SCOTT F. DUGGAN, ESQ.
                          GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000
                           --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the joint registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION
                              DATED MARCH 1, 2000


PRELIMINARY PROSPECTUS

                            10,907,971 PAIRED SHARES

                            THE MEDITRUST COMPANIES

                                  COMMON STOCK
                           (PAR VALUE $.10 PER SHARE)

                            ------------------------

    The selling stockholders identified in this prospectus may offer to sell up to an aggregate of 10,907,971 shares of common stock, par value $.10 per share, of Meditrust Corporation, each of which is paired with common stock, par value $.10 per share, of Meditrust Operating Company. The paired shares may be offered and sold by the selling stockholders from time to time in transactions on the New York Stock Exchange, in privately-negotiated transactions or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The paired shares may be sold directly or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of paired shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). We are filing this joint registration statement, of which this prospectus is a part, at this time to fulfill a contractual obligation to do so, which we undertook at the time of the original issuance of these paired shares. We will not receive any of the proceeds from the sale of the paired shares by the selling stockholders, but we have agreed to bear the expenses of registering such sale of the paired shares.

    Our common stock is listed on the New York Stock Exchange under the symbol "MT."

                            ------------------------


    INVESTING IN OUR PAIRED SHARES INVOLVES RISK. IN CONSIDERING WHETHER TO INVEST, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" INCLUDED IN THE JOINT ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED
DECEMBER 31, 1999 INCORPORATED BY REFERENCE HEREIN.


                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.


                 The date of this prospectus is March __, 2000

                               PROSPECTUS SUMMARY

    THIS SUMMARY ONLY HIGHLIGHTS THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO INVEST IN THE PAIRED SHARES.

    UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "WE," "US" OR "OUR" IN THIS PROSPECTUS REFER GENERALLY TO MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY, COLLECTIVELY, THEIR SUBSIDIARIES AND RESPECTIVE PREDECESSOR ENTITIES FOR THE APPLICABLE PERIODS, ALTHOUGH THE CONTEXT MAY, IN CERTAIN SITUATIONS, REQUIRE THAT THESE WORDS REFER TO EITHER MEDITRUST CORPORATION OR MEDITRUST OPERATING COMPANY INDIVIDUALLY.

                            ------------------------

                            THE MEDITRUST COMPANIES

    The Meditrust Companies consist of two separate companies, Meditrust Corporation and Meditrust Operating Company, whose paired shares of common stock trade as a single unit on the New York Stock Exchange pursuant to the terms of our Amended and Restated Certificates of Incorporation. Meditrust Corporation is a real estate investment trust and Meditrust Operating Company is a taxable corporation. Meditrust Corporation and Meditrust Operating Company were each incorporated in the State of Delaware in 1979. As used herein, references to "The Meditrust Companies" refer to Meditrust Corporation and Meditrust Operating Company collectively.

    We maintain an organizational structure called a "paired share structure" such that the paired shares of common stock of both companies trade and are transferable as a single unit. The paired share structure allows our stockholders to enjoy the economic benefits of owning both a company that owns and leases real estate and a company that operates businesses that use real estate. Currently, this structure generally permits the combined companies to reduce the amount of payments to third parties who traditionally would operate the businesses conducted on Meditrust Corporation's real estate for a fee because Meditrust Operating Company is permitted to operate such businesses and receive the operating and management fees that would otherwise be paid to the third party. Recent legislation, however, substantially limits our ability to use the paired share structure in the future.

    Meditrust Corporation's principal executive offices are located at 197 First Avenue, Suite 300, Needham Heights, Massachusetts 02494, and the telephone number is (781) 433-6000. Meditrust Operating Company's principal executive offices are located at 197 First Avenue, Suite 100, Needham Heights, Massachusetts 02494, and the telephone number is (781) 453-8062.

                                  THE OFFERING

    This prospectus relates to 10,907,971 paired shares of common stock of each of Meditrust Corporation and Meditrust Operating Company that the selling stockholders may offer for sale from time to time. These paired shares of common stock were issued to the selling stockholders in connection with our acquisition of La Quinta Inns, Inc. on July 17, 1998.

    Registration of the sale of the paired shares covered by this prospectus does not necessarily mean that all or any portion of the paired shares will be offered for sale by the selling stockholders. We have agreed to bear the expenses of the registration of the sale of the paired shares under federal and state securities laws, but we will not receive any proceeds from the sale of any paired shares offered under this prospectus.

                      TAX STATUS OF MEDITRUST CORPORATION

    Meditrust Corporation qualifies as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. As long as Meditrust Corporation qualifies for taxation as a real estate investment trust, it generally will not be subject to federal income tax on that portion of its ordinary income and capital gains that is currently distributed to our stockholders. Even if Meditrust Corporation qualifies for taxation as a real estate investment trust, we may be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

                                  RISK FACTORS


    Purchasers of paired shares should carefully consider the risk factors set forth under the caption "Risk Factors" included in the Joint Annual Report on Form 10-K for the year ended December 31, 1999, and the other information included herein or incorporated by reference prior to making an investment decision.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a joint registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the joint registration statement. For further information, we refer you to the joint registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the Securities and Exchange Commission's rules and regulations require that such agreement or document be filed as an exhibit to the joint registration statement, please see such agreement or document for a complete description of these matters.

    This prospectus provides you with a general description of the offered paired shares. Each time a selling stockholder sells any of the offered paired shares, the selling stockholder will provide you with this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION


    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., Chicago, Illinois, and New York, New York. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's Web site at http://www.sec.gov. In addition, you may look at our Securities and Exchange Commission filings at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005. Our Securities and Exchange Commission filings are available at the New York Stock Exchange because our common stock is listed and traded on the New York Stock Exchange.


    The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede the information already incorporated by reference in this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the Securities and Exchange Commission, and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all of the securities.

THE MEDITRUST COMPANIES JOINT SECURITIES AND EXCHANGE COMMISSION FILINGS

(FILE NOS. 001-08131 AND 001-08132)


    - Our Joint Annual Report on Form 10-K for the year ended December 31, 1999; and



    - Our Joint Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 1, 2000.


    In addition, we are incorporating by reference the descriptions of our paired shares from a registration statement we have previously filed under
Section 12 of the Securities Exchange Act, including any amendments or reports filed for the purpose of updating these descriptions.

    YOU MAY REQUEST A COPY OF THESE FILINGS, AND ANY EXHIBITS THAT WE HAVE SPECIFICALLY INCORPORATED BY REFERENCE AS AN EXHIBIT IN THIS PROSPECTUS, AT NO COST BY WRITING OR TELEPHONING US. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED, WITH RESPECT TO MEDITRUST CORPORATION, TO 197 FIRST AVENUE, SUITE 300, NEEDHAM HEIGHTS, MASSACHUSETTS 02494, ATTENTION: SECRETARY, OR BY TELEPHONE TO
(781) 433-6000; AND WITH RESPECT TO MEDITRUST OPERATING COMPANY, TO 197 FIRST AVENUE, SUITE 100, NEEDHAM HEIGHTS, MASSACHUSETTS 02494, ATTENTION: SECRETARY, OR BY TELEPHONE TO (781) 453-8062.

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or those documents.

                           FORWARD-LOOKING STATEMENTS

    This prospectus, including the information incorporated by reference in this prospectus, contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify forward-looking statements by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume" and other similar expressions which predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

    - our implementation of our strategic reorganization plan announced January 28, 2000;

    - our declaration, payment or suspension of distributions;

    - our potential developments or acquisitions or dispositions of properties, assets or other public or private companies;

    - the anticipated operating performance of our facilities;

    - our policies regarding investments, indebtedness, acquisitions, dispositions, financings, conflicts of interest and other matters;

    - our qualification as a real estate investment trust under the Internal Revenue Code;

    - the real estate markets in the Southeast, Southwest, Mid-Atlantic and Midwest regions of the United States and in general;

    - the availability of debt and equity financing;

    - interest rates;

    - general economic conditions;

    - trends affecting our financial condition or results of operations; and

    - the implementation of our plan to address Year 2000 issues.

    You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Some of the factors that might cause these differences include, but are not limited to, the following:

    - we may not be able to sufficiently reduce our level of indebtedness;

    - we may fail to secure or may abandon development opportunities;

    - we may be unable to implement an orderly disposition of our health care assets as announced on January 28, 2000;

    - we may be unable to find buyers for our health care assets or such buyers may be unable to secure suitable financing;

    - construction and lease-up may not be completed on schedule due to weather conditions, unavailability of materials or other delays, resulting in increased debt service expense and construction costs and reduced rental revenues;

    - occupancy rates and market rents may be adversely affected by local economic and market conditions which are beyond our control, including competition;

    - financing may not be available to us, or may not be available on favorable terms;

    - our cash flow may be insufficient to meet required payments of principal and interest;

    - our existing indebtedness may mature in an unfavorable credit environment, preventing such indebtedness from being refinanced, or, if refinanced, causing such refinancing to occur on terms that are not as favorable as the terms of the existing indebtedness;

    - legislative or regulatory changes, including changes to laws governing the taxation of real estate investment trusts;

    - material adverse effects to the business and financial condition, such as bankruptcy, of third-party operators of our properties may negatively impact our cash flow and financial condition;

    - we may experience unanticipated difficulties and interruptions due to failures regarding Year 2000 compliance;

    - our business partners, including our primary bank and payroll processor, vendors of our computer information systems or third party service providers, may experience unanticipated difficulties and interruptions due to failures regarding Year 2000 compliance; and

    - generally accepted accounting principles, policies and guidelines applicable to real estate investment trusts.


In addition, the factors described under "Risk Factors" in the Joint Annual Report on Form 10-K for the year ended December 31, 1999 may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.


    We caution you that, while forward-looking statements reflect our estimates and beliefs, they are not guarantees of future performance. These forward-looking statements were based on information, plans and estimates at the date of this prospectus, and we do not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

                            THE MEDITRUST COMPANIES

GENERAL

    The Meditrust Companies consist of two separate companies, Meditrust Corporation and Meditrust Operating Company, whose paired shares of common stock trade as a single unit (symbol: MT) on the New York Stock Exchange pursuant to the terms of their respective Amended and Restated Certificates of Incorporation. Meditrust Corporation is a real estate investment trust and Meditrust Operating Company is a taxable corporation. Meditrust Corporation and Meditrust Operating Company were each incorporated in the State of Delaware in 1979. As used herein, the terms "Meditrust Corporation" and "Meditrust Operating Company" include wholly owned subsidiaries of Meditrust Corporation and Meditrust Operating Company unless the context requires otherwise.

    The Meditrust Companies maintain an organizational structure called a "paired share structure" such that the paired shares of common stock of both companies trade and are transferable as a single unit. A predecessor of Meditrust Corporation ("Meditrust's Predecessor"), which was organized as a Massachusetts business trust and was known as "Meditrust", acquired the paired share structure in 1997 by acquiring, together with an affiliate of Meditrust's Predecessor, Santa Anita Realty Enterprises Inc. and Santa Anita Operating Company (collectively, the "Santa Anita Companies"). The Santa Anita Companies had operated under the paired share structure since 1979. The paired share structure permits our stockholders to enjoy the economic benefits of owning a company that owns and leases real estate, namely Meditrust Corporation, and a company that operates a business that uses real estate, namely Meditrust Operating Company. The benefits attributable to the future use of the paired share structure have been limited, however, by federal legislation adopted in July 1998.

MEDITRUST CORPORATION

    Meditrust Corporation invests in real estate in two principal areas: health care related real property and lodging facilities. As a real estate investment trust, Meditrust Corporation is not permitted to operate the businesses conducted at or on the real estate that it owns. Rather, Meditrust Corporation must lease its properties to the operators of the businesses. In the case of its health care related real properties, Meditrust Corporation either leases facilities that it owns or invests in, or provides financing to, third-party operators principally of long-term care, retirement and assisted living facilities and medical office buildings. In the case of its lodging facilities, Meditrust Corporation owns, maintains leasehold interest in or invests in real estate that it leases to Meditrust Operating Company. As more fully described below, Meditrust Operating Company operates the lodging business conducted on the real estate that it leases from Meditrust Corporation.

MEDITRUST OPERATING COMPANY

    Meditrust Operating Company operates the lodging related real estate owned by Meditrust Corporation. Meditrust Operating Company does not conduct any activities related to Meditrust Corporation's health care related real estate. The lodging portion of Meditrust Operating Company's business is conducted under the La Quinta brand name and is presently headquartered in Dallas, Texas. As more fully described below, we acquired the La Quinta brand name, lodging facilities and operations in July 1998.

DIVISIONS

    We conduct our businesses and make our investments through two principal divisions: health care related real estate and lodging. As described above, Meditrust Operating Company does not conduct any operations in the health care related real estate business. Rather, this segment, which is headquartered in Needham Heights, Massachusetts at our headquarters, is conducted solely through Meditrust Corporation. The lodging business, which is conducted through the La Quinta division, consists of real estate assets owned by Meditrust Corporation and lodging operations performed by Meditrust Operating Company.


    As of January 31, 2000, Meditrust Corporation owned, invested in and provided financing for 318 geographically dispersed health care facilities operated by 25 different third-party operators. As of December 31, 1999, Meditrust Corporation owned 34 medical office buildings. As described below, since 1998, we have been selling our interests in certain health care properties.



    The Meditrust Companies' lodging business is conducted under the La Quinta brand name. As of January 31, 2000, the La Quinta division owned and operated an aggregate of 230 La Quinta Inns and 70 La Quinta Inns & Suites in 28 states with over 39,000 hotel rooms. La Quinta is a recognized brand name in the mid-priced lodging segment that appeals to many business travelers. Meditrust Corporation acquired La Quinta Inns, Inc. and its subsidiaries and its unincorporated partnership and joint venture entities (collectively, "La Quinta") on July 17, 1998 by merging La Quinta Inns, Inc. into Meditrust Corporation (the "La Quinta Merger"). Immediately prior to the La Quinta Merger, La Quinta transferred all of its assets other than its real estate and brand name assets to Meditrust Operating Company to enable Meditrust Operating Company to conduct the operating portion of La Quinta's business.



    La Quinta, which is a fully-integrated lodging company that focuses on the ownership, operation and development of mid-priced hotels in the western and southern regions of the Untied States, has continued to operate as an independent division from its headquarters in Dallas, Texas.

                          DESCRIPTION OF COMMON STOCK


    The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you and is qualified by reference to our articles of incorporation and by-laws, as in effect on the date hereof. You should read our articles of incorporation and by-laws before you purchase any paired shares of our common stock. Our Amended and Restated Certificates of Incorporation and By-laws contain certain provisions that could make it more difficult for a third party to gain control of The Meditrust Companies. These provisions are summarized under the heading "Important Provisions of Delaware Corporate Law and Our Charters and By-Laws" found on page 14 of this prospectus.


THE PAIRING


    Pursuant to certain provisions of our Amended and Restated Certificates of Incorporation, the paired shares of capital stock of Meditrust Corporation and Meditrust Operating Company are transferable and tradeable only in combination as units, each unit consisting of one share of Meditrust Corporation stock and one share of Meditrust Operating Company stock. These restrictions on the transfer of paired shares of Meditrust Corporation stock and Meditrust Operating Company stock are imposed by our respective Amended and Restated Certificates of Incorporation and By-laws. The pairing is evidenced by "back-to-back" stock certificates; that is, certificates evidencing paired shares of Meditrust Operating Company stock are printed on the reverse side of certificates evidencing paired shares of Meditrust Corporation stock. The certificates bear a legend referring to the restrictions on transfer imposed by our respective Amended and Restated Certificates of Incorporation and By-laws. To permit proper allocation of the consideration received in connection with the sale of paired shares, our Amended and Restated Certificates of Incorporation provide that Meditrust Corporation and Meditrust Operating Company shall, as decided from time to time but not less than once a year, jointly make arrangements to determine the relative value of the stock of each company.


AUTHORIZED CAPITAL STOCK

    The authorized capital stock of each of Meditrust Corporation and Meditrust Operating Company, respectively, consists of 500,000,000 shares of common stock, par value $.10 per share, 30,000,000 shares of Series Common Stock, par value $.10 per share, 6,000,000 shares of Preferred Stock, par value $.10 per share and 25,000,000 shares of Excess Stock, par value $.10 per share. The board of directors of each company is authorized, without further stockholder approval, to issue the Preferred Stock from time to time in one or more series, and to determine the provisions applicable to each series, including the number of shares, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, stockholder liquidation preferences and whether such issuances will be paired with the capital stock of the other company.


    The Meditrust Companies paired shares are traded on the New York Stock Exchange under the ticker symbol "MT." As of February 24, 2000, 141,248,839 shares of common stock of Meditrust Corporation and 142,554,216 shares of common stock of Meditrust Operating Company (described below) were issued and outstanding, 700,000 shares of Series A Preferred Stock of Meditrust Corporation were issued and outstanding and 1,000 shares of Series B Cumulative Redeemable Convertible Preferred Stock of Meditrust Corporation were issued and outstanding.


COMMON STOCK

    Subject to provisions of law and the preferences of any series of Preferred Stock which may be issued, holders of the paired shares are entitled to receive dividends at times and in amounts as are declared from time to time by the Meditrust Corporation Board of Directors or the Meditrust

Operating Company Board of Directors out of funds legally available for dividends. To maintain eligibility as a real estate investment trust, Meditrust Corporation must in general distribute to its stockholders at least 95% (90% commencing in 2001) of its "real estate investment trust taxable income" before deduction of dividends paid (less any net long-term capital gain and certain other adjustments).

    Holders of paired shares are entitled to one vote for each share held on each matter submitted to a stockholder vote. Except as otherwise provided by law, or by our Amended and Restated Certificates of Incorporation or by resolutions of our Boards of Directors providing for the issuance of any series of Preferred Stock, the holders of the paired shares have sole voting power.

EXCESS STOCK

    The paired shares of Excess Stock in each of The Meditrust Companies' are issuable by conversion when a stockholder of either common stock or preferred stock (collectively referred to as "Equity Stock") of The Meditrust Companies' owns, as determined under the provisions of the Internal Revenue Code, such an amount of Equity Stock as would cause Meditrust Corporation not to be in conformance with the requirements of the Internal Revenue Code. The real estate investment trust qualification requirements of the Internal Revenue Code and the conversion of Equity Stock to Excess Stock are discussed in greater detail under "Limits on Ownership of Capital Stock." Each share of Excess Stock is entitled to the same dividends and distributions as paired shares of the class or series of Equity Stock from which such Excess Stock was converted. In the event of a liquidation or distribution of assets of Meditrust Corporation or Meditrust Operating Company, each share of Excess Stock entitles the holder to receive, ratably with each other holder of Equity Stock of the same class or series from which such Excess Stock was converted, that portion of the assets of Meditrust Corporation or Meditrust Operating Company, as appropriate, that is available for distribution to the holders of such class or series of Equity Stock. Each share of Excess Stock entitles the holder to the number of votes the holder would have if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted.

REGISTRAR AND TRANSFER AGENT

    Our Registrar and Transfer Agent is State Street Bank and Trust Company, through its agent Boston EquiServe.

                      LIMITS ON OWNERSHIP OF CAPITAL STOCK

OWNERSHIP LIMITS

    Among the requirements that Meditrust Corporation must meet to qualify as a real estate investment trust under the Internal Revenue Code is that not more than 50% of the value of Meditrust Corporation's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. Additionally, such paired shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. The Internal Revenue Code also provides that Meditrust Corporation may not own, directly or indirectly, after application of the attribution rules of the Internal Revenue Code, 10% or more of the outstanding shares of any tenant of Meditrust Corporation, if Meditrust Corporation is to qualify as a real estate investment trust. To ensure compliance with these requirements, the respective Amended and Restated Certificates of Incorporation and By-laws of each of The Meditrust Companies provide for certain restrictions on the transfer and ownership of The Meditrust Companies capital stock.

    To protect us against the risk of losing our status as a real estate investment trust due to a concentration of ownership among our stockholders, our Amended and Restated Certificates of Incorporation provide that no holder who is an individual may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.25% of our capital stock. Notwithstanding the preceding sentence, the Boards of Directors at their option and in their discretion may approve a waiver of such ownership limitation for selected persons. In fact, the Boards of Directors waived such ownership limitation for the selling stockholders as a group in August 1999. Our Boards of Directors, however, do not expect that they would waive the 9.25% ownership limit in the absence of evidence satisfactory to the Boards of Directors that the waiver of the limit will not jeopardize Meditrust Corporation's status as a real estate investment trust and the Boards of Directors otherwise decide that such action is in our best interests. Any transfer of shares of capital stock including any security convertible into shares of capital stock that would create a direct or indirect ownership of shares of capital stock in excess of the 9.25% ownership limit or that would result in Meditrust Corporation's disqualification as a real estate investment trust, including any transfer that results in the shares of beneficial interest being owned by fewer than 100 persons or that results in us being "closely held" within the meaning of
Section 856(h) of the Internal Revenue Code, shall be void and have no effect. The intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions will not apply if Meditrust Corporation's Board of Directors determine that it is no longer in Meditrust Corporation's best interests to attempt to qualify, or to continue to qualify, as a real estate investment trust.

    Pursuant to the Internal Revenue Code, some types of entities, such as pension plans described in Section 401(a) of the Internal Revenue Code and mutual funds registered under the Investment Company Act of 1940, will be looked-through for purposes of the five or fewer test described above. Our articles of incorporation preclude these entities from holding in excess of 9.8% of the total value of our shares of capital stock.

SHARES OWNED IN EXCESS OF THE OWNERSHIP LIMIT

    Capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the applicable ownership limit will be automatically converted into shares of excess stock that will be transferred, by operation of law, to a trust for the exclusive benefit of the transferees to whom such capital stock may be ultimately transferred without violating the applicable ownership limit. While the shares of excess stock are held in trust:

    - they will not be entitled to vote;

    - they will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote; and

    - except upon liquidation, they will not be entitled to participate in dividends or other distributions.

    Any dividend or distribution paid on excess stock prior to discovery by us that capital stock has been transferred in violation of the applicable ownership limit shall be repaid to us on demand. Shares of excess stock are not treasury stock, but rather constitute a separate class of issued and outstanding stock. The trustee of such trust may, at any time the shares of excess stock are held in trust, transfer the interest in the trust representing the excess stock to any individual whose ownership of the capital stock converted into such excess stock would be permitted under the applicable ownership limit, for valuable consideration.

    Immediately upon the transfer to the permitted transferee, the excess stock will automatically be converted into capital stock of the class from which it was converted. If these transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess stock may be deemed, at our opinion, to have acted as an agent on our behalf in acquiring the excess stock and to hold the excess stock on behalf of us.

RIGHT TO PURCHASE EXCESS STOCK


    In addition to the foregoing transfer restrictions, we have the right, for a period of 90 days during the time any shares of excess stock are held in trust, to purchase all or any portion of the excess stock from the original transferee-stockholder for a price per share equal to the lesser of:


    - the price per share initially paid for the capital stock by the original transferee-stockholder, or if the original transferee-stockholder received the shares through a gift, devise or other transaction in which such stockholder did not give value, the average of the closing price per share for the class of shares from which the shares of excess stock were converted for the 5 days immediately preceding the transfer; and

    - the average closing price per share for the class of shares from which the shares of excess stock were converted for the 5 days immediately preceding the date we elect to purchase the shares.

The 90-day period begins on the date of the purported transfer that violated the applicable ownership limit if the original transferee-stockholder gives notice to us of the transfer or, if no notice is given, the date our Boards of Directors determine that such a transfer has been made.

    Our stockholders are required upon demand to disclose to us in writing any information with respect to their direct, indirect and constructive ownership of capital stock as our Board of Directors deem necessary to comply with the provisions of the Internal Revenue Code applicable to real estate investment trusts, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

    This ownership limitation may have the effect of delaying or precluding the acquisition of control of either or both of The Meditrust Companies.

        IMPORTANT PROVISIONS OF DELAWARE LAW AND OUR CHARTER AND BY-LAWS

    The following is a summary of important provisions of Delaware General Corporation Law which affect us and our stockholders. Certain provisions of the Delaware General Corporation Law and our Amended and Restated Certificates of Incorporation and By-laws may have the effect of delaying, deferring or preventing a change of control of either or both of The Meditrust Companies. The description below is intended only as a summary. You can access complete information by referring to the Delaware General Corporation Law.

BUSINESS COMBINATION PROVISIONS

    Section 203 of the Delaware General Corporation Law prevents a publicly held corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

    - before the date on which the person became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

    - the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the beginning of the transaction in which it became an interested stockholder, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

    - after the date on which the interested stockholder became an interested stockholder, the business combination is approved by the Board of Directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

    As defined in Section 203, an "interested stockholder" is generally a person owning 15% or more of the outstanding voting stock of the corporation. As defined in Section 203, a "business combination" includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder.


    In addition each of our Amended and Restated Certificates of Incorporation restrict certain "business combinations" (as defined below) with interested stockholders (the "Business Combination Provision"). An interested stockholder for the purposes of the Business Combination Provision includes any person or entity who is, together with its affiliates and associates, the beneficial owner of more than 10% of the voting stock of the corporation. This Business Combination Provision provides that business combinations with interested stockholders (without regard to the length of time a stockholder has been an interested stockholder) may NOT be consummated without:


    - the affirmative vote of the holders of 80% of all issued and outstanding shares entitled to vote in the election of directors;

    - if less than 90% of the shares approve the business combination, affirmative approval by a majority of the combined voting power of the then outstanding shares entitled to vote held by persons who are not interested stockholders.

    The Business Combination Provision does not apply to business combinations approved by a majority of the directors unaffiliated with the interested stockholder and elected prior to such an interested stockholder becoming an interested stockholder or if certain price and procedural requirements are met. A "business combination" includes:

    - a merger or consolidation;

    - the sale or disposition of assets by either of The Meditrust Companies having an aggregate fair market value of $5,000,000 or more;

    - the issuance of stock by either of The Meditrust Companies having a fair market value of $5,000,000 or more;

    - the adoption of a plan of liquidation or dissolution proposed by or on behalf of an interested stockholder; and

    - any merger, consolidation, reclassification or recapitalization which increases the proportionate shareholdings of an interested stockholder.


    The provisions of our Amended and Restated Certificates of Incorporation and our By-laws as described in "Limits on Ownership of Capital Stock" beginning on page 12 may also have the effect of delaying, deferring or preventing a change of control of either or both of The Meditrust Companies.

               FEDERAL INCOME TAX CONSIDERATIONS AND CONSEQUENCES
                               OF YOUR INVESTMENT

    The following is a general summary of the most important federal income tax considerations and consequences associated with an investment in our common stock. The following discussion does not exhaust all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all tax aspects or consequences that might be relevant to you in light of your personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, financial institutions and broker-dealers. The Internal Revenue Code provisions governing the federal income tax treatment of real estate investment trusts are highly technical and complex, and this summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion is based on current law and on representations from us concerning our compliance with the requirements for qualification as a real estate investment trust.

    WE URGE YOU, AS A PROSPECTIVE STOCKHOLDER, TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO YOU OF THE PURCHASE, HOLDING AND SALE OF PAIRED SHARES OF OUR COMMON STOCK.

FEDERAL INCOME TAXATION

    We believe that Meditrust Corporation has been organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code and its method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code. Meditrust Corporation may not, however, have met or continue to meet such requirements. Qualification as a real estate investment trust depends upon it having met and continuing to meet the various requirements imposed under the Internal Revenue Code through actual operating results. No assurance can be given that actual operating results have met or will meet these requirements.


    If Meditrust Corporation has qualified and continues to qualify for taxation as a real estate investment trust, it generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that is currently distributed to stockholders. The real estate investment trust provisions of the Internal Revenue Code generally allow a real estate investment trust to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the federal double taxation on earnings that usually results from investments in a corporation. "Double taxation" refers to taxation of income once at the corporate level when earned and once again at the stockholder level when distributed. Additionally, a real estate investment trust may elect to retain and pay taxes on a designated amount of its net long-term capital gains, in which case the stockholders of the real estate investment trust will include their proportionate share of the undistributed long-term capital gains in income and receive a credit or refund for their share of the tax paid by the real estate investment trust. Meditrust Operating Company, as a taxable corporation, is subject to taxation at regular corporate rates on its taxable income and is not permitted a deduction for dividends paid to shareholders. Meditrust Operating Company currently does not pay a dividend on its common stock.


FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST

    If Meditrust Corporation fails to qualify for taxation as a real estate investment trust in any taxable year and the relief provisions do not apply, it will be subject to tax on its taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to stockholders in any year in which it fails to qualify will not be deductible by Meditrust Corporation nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be dividends, taxable as ordinary income, and subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless Meditrust Corporation is entitled to relief under specific statutory provisions, it also will be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Meditrust Corporation would be entitled to such statutory relief. For example, Meditrust Corporation must derive a minimum percent of its gross income from specified sources in order to qualify as a real estate investment trust. If Meditrust Corporation fails to satisfy these gross income tests because nonqualifying income that it intentionally incurs exceeds the limit on such income, the Internal Revenue Service could conclude that its failure to satisfy the tests was not due to reasonable cause, which is a condition to qualification for relief from the four-year disqualification rule.

TAXATION OF UNITED STATES STOCKHOLDERS AND POTENTIAL TAX CONSEQUENCES OF THEIR INVESTMENT IN PAIRED SHARES OF COMMON STOCK

    When we refer to a United States stockholder, we mean a holder of paired shares of common stock that is for federal income tax purposes:

    - an individual who is a citizen or resident of the United States;

    - a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

    - a partnership, trust or estate treated as a domestic partnership, trust or estate.

For any taxable year for which Meditrust Corporation qualifies for taxation as a real estate investment trust, amounts distributed by Meditrust Corporation to taxable United States stockholders will be taxed as follows.

    DISTRIBUTIONS GENERALLY. Distributions other than capital gain dividends to United States stockholders will be taxable as dividends to the extent of the current or accumulated earnings and profits of Meditrust Corporation as determined for federal income tax purposes. Such dividends will be taxable to the stockholders as ordinary income and will not be eligible for the dividends-received deduction for corporations. To the extent that Meditrust Corporation makes a distribution to a United States stockholder in excess of current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital with respect to the Meditrust Corporation shares, reducing the United States stockholder's tax basis in the Meditrust Corporation shares, and the distribution in excess of a United States stockholder's tax basis in the Meditrust Corporation shares will be taxable as gain realized from the sale of the Meditrust Corporation shares. Dividends declared by Meditrust Corporation in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by Meditrust Corporation and received by the stockholder on December 31 of the year, provided that the dividend is actually paid by Meditrust Corporation during January of the following calendar year. United States stockholders may not include on their own federal income tax returns any of our tax losses.

    CAPITAL GAIN DIVIDENDS. Dividends to United States stockholders that are properly designated by Meditrust Corporation as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed the actual net capital gains of Meditrust Corporation, for the taxable year without regard to the period for which the stockholder has held his paired shares of common stock. However, corporate stockholders may be required to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

    RETAINED CAPITAL GAINS. A real estate investment trust may elect to retain, rather than distribute, its net long-term capital gains received during the year. To the extent designated by the real estate investment trust in a notice to its stockholders, the real estate investment trust will pay the income tax on such gains and the real estate investment trust stockholders must include their proportionate share of the undistributed long-term capital gains so designated in income. Each real estate investment trust stockholder will be deemed to have paid his share of the tax paid by the real estate investment trust, which will be credited or refunded to the stockholder. The basis of each stockholder's real estate investment trust shares will be increased by his proportionate amount of the undistributed long-term capital gains, net of the tax paid by the real estate investment trust, included in such stockholder's long-term capital gains.

    PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS. Distributions, including deemed distributions of undistributed long-term capital gains, from us and gain from the disposition of paired shares of common stock will not be treated as passive activity income, and therefore stockholders may not be able to apply any passive losses against such income. Dividends from us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deductibility of investment interest. However, net capital gain from the disposition of paired shares of common stock or capital gain dividends, including deemed distributions of undistributed long-term capital gains, generally will be excluded from investment income.

    SALE OF PAIRED SHARES OF COMMON STOCK. Upon the sale or exchange of paired shares of common stock, a United States stockholder will generally recognize gain or loss equal to the difference between the amount realized on such sale and the tax basis of the paired shares of common stock sold or exchanged. Assuming such paired shares are held as a capital asset, such gain or loss will be a long-term capital gain or loss if the paired shares have been held for more than one year. However, any loss recognized by a United States stockholder on the sale of paired shares of common stock held for not more than six months and with respect to which capital gains were required to be included in such stockholder's income will be treated as a long-term capital loss to the extent of the amount of such capital gains so included and to the extent such loss is allocable to such stockholder's shares of Meditrust Corporation common stock.

    TREATMENT OF TAX-EXEMPT STOCKHOLDERS. Distributions, including deemed distributions of undistributed long-term capital gains, from us to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute unrelated business taxable income unless the stockholder has borrowed to acquire or carry his paired shares of common stock. However, some qualified trusts that hold more than 10% by value of the paired shares of a particular real estate investment trust may be required to treat a specified percentage of these distributions, including deemed distributions of undistributed long-term capital gains, as unrelated business taxable income.

BACKUP WITHHOLDING

    Under the backup withholding rules, a United States stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid on, and gross proceeds from the sale of, paired shares of common stock unless such stockholder:

    - is a corporation or comes within other specific exempt categories and, when required, demonstrates this fact or

    - provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

    A United States stockholder who does not provide us with his current taxpayer identification number may be subject to penalties imposed by the Commissioner of the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability.

    We will report to stockholders and the Internal Revenue Service the amount of any reportable payments, including any dividends paid, and any amount withheld with respect to paired shares of common stock during the calendar year.

STATE AND LOCAL TAX

    The Meditrust Companies and our stockholders may be subject to state and local tax in various states and localities, including those in which we or our stockholders transact business, own property or reside. The tax treatment of us and our stockholders in such jurisdictions may differ from the federal income tax treatment described above. CONSEQUENTLY, AS A PROSPECTIVE INVESTOR, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN OUR COMMON STOCK.

                            THE SELLING STOCKHOLDERS


    The following table sets forth the number of paired shares beneficially owned by the selling stockholders as of February 24, 2000. The paired shares offered by this prospectus will be offered from time to time by the selling stockholders named below. The amounts set forth below are based upon information provided to us by representatives of the selling stockholders, or on our records, as of February 24, 2000 and are accurate to the best of our knowledge. It is possible, however, that the selling stockholders may acquire or dispose of additional paired shares from time to time after the date of this prospectus.



                                                                                 PAIRED SHARES    PERCENTAGE
                                                PAIRED SHARES                        TO BE        OF PAIRED
                                                BENEFICIALLY                     BENEFICIALLY    SHARES TO BE
                                                 OWNED AS OF    PAIRED SHARES     OWNED AFTER    OWNED AFTER
SELLING STOCKHOLDERS                            FEBRUARY 15,    OFFERED HEREBY    OFFERING(1)    OFFERING(2)
--------------------                            -------------   --------------   -------------   ------------
Sid R. Bass, Inc..............................    2,712,067(3)      2,294,211        417,856          *
Lee M. Bass, Inc..............................    2,712,067(4)      2,294,211        417,856          *
The Bass Management Trust.....................    3,014,164(5)      2,549,762        464,402          *
The Airlie Group, L.P.........................      269,633(6)(7)       269,633            0          *
William P. Hallman, Jr........................      300,002(8)        140,002        160,000          *
Annie R. Bass Grandson's Trust for Lee M.
  Bass........................................      527,188(9)        445,962         81,226          *
Annie R. Bass Grandson's Trust for Sid R.
  Bass........................................      527,188(10)       445,962         81,226          *
Peter Sterling................................      337,600(11)       187,600        150,000          *
Hyatt Anne Bass Successor Trust...............    1,013,918(12)       857,701        156,217          *
Samantha Sims Bass Successor Trust............    1,013,918(13)       857,701        156,217          *
TF Investors, L.P.............................       32,783(14)        32,783              0          *
FW Trinity Limited Investors, L.P.............      419,398(15)       419,398              0          *
National Bancorp of Alaska....................      113,045(16)       113,045              0          *
                                                 ----------        ----------      ---------       ---------
TOTAL.........................................   12,992,971        10,907,971      2,085,000        1.48%
                                                 ==========        ==========      =========       =========


------------------------

*   Less than 1%.

(1) Assumes that all paired shares offered by this prospectus will be sold by the selling stockholders.


(2) The total number of paired shares outstanding on February 24, 2000 was used to calculate such percentage.


(3) Mr. Sid R. Bass, solely in his capacity as President of Sid R. Bass, Inc., may also be deemed a beneficial owner of such paired shares.

(4) Mr. Lee M. Bass, solely in his capacity as President of Lee M. Bass, Inc., may also be deemed a beneficial owner of such paired shares.

(5) Mr. Perry R. Bass, solely in his capacity as sole Trustee and as one of two trustors of the Bass Management Trust, may also be deemed a beneficial owner of such paired shares.

(6) Mr. Dort A. Cameron, III, solely in his capacity as one of two general partners of EBD L.P., which is the sole general partner of The Airlie Group, L.P., may also be deemed a beneficial owner of such paired shares.

(7) Mr. William P. Hallman, Jr., solely in his capacity as President and sole stockholder of TMT-FW, Inc., which is one of two general partners of EBD L.P., which is the sole general partner of The Airlie Group, L.P., may also be deemed a beneficial owner of such paired shares.


(8) This amount does not include (a) 527,188 paired shares held by Annie R. Bass Grandson's Trust for Sid R. Bass of which Mr. Hallman is the Trustee,
    (b) 527,188 paired shares held by Annie R. Bass Grandson's Trust for Lee M. Bass of which Mr. Hallman is the Trustee, (c) 32,783 paired shares held by TF Investors, L.P. which is indirectly controlled by Trinity Capital Management, Inc., of which Mr. Hallman is the President and sole stockholder, (d) 269,633 paired shares held by the Airlie Group which is indirectly controlled by TMT-FW, Inc. of which Mr. Hallman is the President and sole stockholder, and (e) 419,398 paired shares held by FW Trinity Limited Investors, L.P. which is indirectly controlled by TF-FW Investors, Inc. of which Mr. Hallman is President and one of two stockholders.


(9) Mr. Hallman, solely in his capacity as Trustee of the Annie R. Bass Grandson's Trust for Lee M. Bass, may also be deemed a beneficial owner of such paired shares.

(10) Mr. Hallman, solely in his capacity as Trustee of the Annie R. Bass Grandson's Trust for Sid R. Bass, may also be deemed a beneficial owner of such paired shares.

(11) This amount does not include 419,398 paired shares held by FW Trinity Limited Investors, L.P., whose sole general partner is TF-TW Investors, Inc., of which Mr. Sterling is one of two stockholders.

(12) Panther City Production Company, solely in its capacity as sole shareholder of Panther City Investment Company, the Trustee of the Hyatt Anne Bass Successor Trust, may also be deemed a beneficial owner of such paired shares.

(13) Panther City Production Company, solely in its capacity as sole shareholder of Panther City Investment Company, the Trustee of Samantha Sims Bass Successor Trust, may also be deemed a beneficial owner of such paired shares.

(14) Mr. Hallman, solely in his capacity as President and sole stockholder of Trinity Capital Management, Inc., the sole general partner of TF Investors, L.P., may also be deemed a beneficial owner of such paired shares.


(15) Mr. Hallman, solely in his capacity as President and one of two stockholders of TF-FW Investors, Inc., which is the sole general partner of FW Trinity Limited Investors, L.P., may also be deemed a beneficial owner of such paired shares. Mr. Sterling, solely in his capacity as one of two stockholders of TF-TW Investors, Inc., which is the sole general partner of FW Trinity Limited Investors, L.P., may also be deemed a beneficial owner of such paired shares.



(16) Mr. Richard Strutz, solely in his capacity as President of National Bancorp of Alaska, Inc., may also be deemed a beneficial owner of such paired shares.

                                USE OF PROCEEDS

    We will not receive any of the proceeds of the sale by the selling stockholders of the paired shares of common stock offered by this prospectus. We are paying the fees and expenses associated with registering the sale of the paired shares of common stock.

                              PLAN OF DISTRIBUTION

    This prospectus relates to the possible sale from time to time of up to an aggregate of 10,907,971 paired shares by the selling stockholders. The registration of the sale of the paired shares does not necessarily mean that any of the paired shares will be offered or sold by the selling stockholders.

    The distribution of the paired shares may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Any underwritten offering may be on a "best efforts" or a "firm commitment" basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. Underwriters may sell the paired shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

    The selling stockholders and any underwriters, dealers or agents that participate in the distribution of the paired shares may be deemed to be underwriters under the Securities Act of 1933, and any profit on the sale of the paired shares by them and any discounts, commissions or concessions received by any underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. When the selling stockholders make a particular offer of the paired shares, a prospectus supplement will be distributed if required. A prospectus supplement will, where applicable:

    - identify any underwriter, dealer or agent;

    - describe any compensation in the form of discounts, concessions, commissions or otherwise received by each underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

    - identify the amounts underwritten;

    - identify the nature of the underwriter's obligation to take the paired shares; and

    - provide any other required information.

    The sale of the paired shares by the selling stockholders may also be effected by selling paired shares directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the selling stockholders or may purchase from the selling stockholders all or a portion of the paired shares as principal, and such sale may be made pursuant to any of the methods described below. Such sales may be made on the New York Stock Exchange or other exchanges on which the paired shares are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated.

    Paired shares may also be sold in one or more of the following transactions:

    - block transactions in which a broker-dealer may sell all or a portion of such paired shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

    - purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to any supplement to this prospectus;

    - a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules;

    - ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers;

    - sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such paired shares; and

    - sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

    In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the selling stockholders in amounts to be negotiated immediately prior to the sale that will not exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the paired shares which is not expected to exceed that customary in the types of transactions involved.

    To comply with applicable state securities laws, the paired shares will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, paired shares may not be sold in some states unless they have been registered or qualified for sale in the state or an exemption from such registration or qualification requirement is available and is complied with.

    All expenses relating to the offering and sale of the paired shares will be paid by us, with the exception of commissions, discounts and fees of underwriters, broker-dealers or agents, taxes of any kind and any legal, accounting and other expenses incurred by the selling stockholders.

                                 LEGAL MATTERS

    Particular legal matters, including the validity of the paired shares of common stock offered by this prospectus, will be passed upon for us by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

                                    EXPERTS


    The financial statements and the related financial statement schedules incorporated in this Prospectus by reference to the Joint Annual Report on Form 10-K of Meditrust Corporation and Meditrust Operating Company for the year ended December 31, 1999 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, INCORPORATED HEREIN BY REFERENCE OR CONTAINED IN A PROSPECTUS SUPPLEMENT. NEITHER WE NOR THE SELLING STOCKHOLDERS HAVE AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. THE SELLING STOCKHOLDERS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, OR INCORPORATED HEREIN BY REFERENCE, OR IN ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                            ------------------------

                               TABLE OF CONTENTS


                                          PAGE
                                        --------
Prospectus Summary....................      2

About This Prospectus.................      4

Where You Can Find More Information...      4

Forward-Looking Statements............      6

The Meditrust Companies...............      8

Description of Common Stock...........     10

Limits on Ownership of Capital
  Stock...............................     12

Important Provisions of Delaware Law
  and Our Charters and By-laws........     14

Federal Income Tax Considerations and
  Consequences of Your Investment.....     16

The Selling Stockholders..............     20

Use of Proceeds.......................     22

Plan of Distribution..................     22
Legal Matters.........................     24

Experts...............................     24


                            10,907,971 PAIRED SHARES

                            THE MEDITRUST COMPANIES

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                                 MARCH __, 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated fees and expenses payable by us in connection with the distribution of the securities registered hereby:


Registration Fee............................................  $ 9,540
Legal fees and expenses.....................................   30,000
Accounting fees and expenses................................   10,000
Printing and duplicating expenses...........................   28,000
Miscellaneous...............................................   12,460
                                                              -------
Total.......................................................  $90,000

    All of the above amounts, except the Registration Fee, have been estimated and will be borne by the Company.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our Amended and Restated Certificates of Incorporation and By-laws provide that we shall indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that such person is or was a director or officer of ours, to the fullest extent permitted by the laws of Delaware, including for breaches of fiduciary duty. The Delaware General Corporation Law allows indemnification for expenses incurred in actions brought by or in the right of the corporation (commonly referred to as derivative actions), upon a determination by the corporation that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that a corporation may not indemnify such person if he or she was adjudged to be liable to the corporation. However, the Court of Chancery or the court in which the derivative action was brought may determine that despite such adjudication of liability, such person is entitled to indemnity by the corporation for such expenses as the court deems proper.

    In non-derivative actions, the Delaware General Corporation Law permits, in addition to indemnification against expenses, indemnification against judgments, fines and amounts paid in settlement, upon a determination that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, that such person had no reasonable cause to believe the person's conduct was unlawful.

    The determination as to whether to indemnify a person who is a director or officer at the time of such determination, shall be made by a majority of the disinterested directors, by a committee of disinterested directors, by independent legal counsel in a written opinion, or by the stockholders.

ITEM 16. EXHIBITS.

         EXHIBIT
           NO.            DESCRIPTION                               METHOD OF FILING
  ---------------------   -----------                               ----------------
   4.1                    Amended and Restated Certificate of       Incorporated by reference to Annex A of
                          Incorporation of Meditrust Corporation    the Joint Proxy Statement on Schedule
                          filed with the Secretary of State of      14A filed on April 22, 1999.
                          Delaware on June 21, 1999.

         EXHIBIT
           NO.            DESCRIPTION                               METHOD OF FILING
  ---------------------   -----------                               ----------------
   4.2                    Amended and Restated Certificate of       Incorporated by reference to Annex B of
                          Incorporation of Meditrust Operating      the Joint Proxy Statement on Schedule
                          Company filed with the Secretary of       14A filed on April 22, 1999.
                          State of Delaware on June 21, 1999.

   4.3                    By-Laws of Meditrust Corporation, as      Incorporated by reference to Exhibit 3.5
                          amended and restated on February 27,      to the Joint Registration Statement on
                          1998.                                     Form S-4 of Meditrust Corporation and
                                                                    Meditrust Operating Company filed
                                                                    March 27, 1998.

   4.4                    By-Laws of Meditrust Operating Company,   Incorporated by reference to Exhibit 3.6
                          as amended and restated on February 27,   to the Joint Registration Statement on
                          1998.                                     Form S-4 of Meditrust Corporation and
                                                                    Meditrust Operating Company filed
                                                                    March 27, 1998.

   4.5                    Registration Rights Agreement, dated as   Incorporated by reference to Exhibit
                          of January 3, 1998, by and between        10.3 to the Joint Current Report on Form
                          Meditrust Corporation, Meditrust          8-K for Meditrust Corporation and
                          Operating Company and the selling         Meditrust Operating Company filed
                          stockholders.                             January 8, 1998.

   4.6                    Letter dated April 30, 1998 by Meditrust  Previously filed.
                          Corporation and Meditrust Operating
                          Company agreeing to amend the
                          Registration Rights Agreement dated as
                          of January 3, 1998, by and between
                          Meditrust Corporation, Meditrust
                          Operating Company and the selling
                          stockholders.

   4.7                    Amendment dated September 15, 1999 to     Previously filed.
                          the Registration Rights Agreement, by
                          and between Meditrust Corporation,
                          Meditrust Operating Company and the
                          selling stockholders.

   4.8                    Stockholders Agreement dated as of        Incorporated by reference to Exhibit
                          January 3, 1998, among Meditrust          10.2 to the Joint Current Report on Form
                          Corporation, Meditrust Operating          8-K for Meditrust Corporation and
                          Company, certain stockholders of La       Meditrust Operating Company filed
                          Quinta Inns, Inc. and, solely for the     January 8, 1998.
                          purposes of Section 3.6 thereof, La
                          Quinta Inns, Inc.

   4.9                    First Amendment to Shareholders           Incorporated by reference to Annex D-1
                          Agreement, dated as of April 30, 1998,    to the Joint Proxy Statement/Prospectus
                          by and among Meditrust Corporation,       on Form S-4/A of Meditrust Corporation
                          Meditrust Operating Company, certain      and Meditrust Operating Company filed
                          stockholders of La Quinta Inns, Inc.      May 18, 1998.
                          and, solely for the purposes of Section
                          3.6 thereof, La Quinta Inns, Inc.

   5.1                    Opinion of Goodwin, Procter & Hoar LLP    Previously filed.
                          as to the legality of the securities
                          being registered.

   8.1                    Opinion of Goodwin, Procter & Hoar LLP    Previously filed.
                          as to certain tax matters.

         EXHIBIT
           NO.            DESCRIPTION                               METHOD OF FILING
  ---------------------   -----------                               ----------------
   23.1                   Consent of Goodwin, Procter & Hoar LLP.   Included as part of Exhibits 5.1 and 8.1
                                                                    hereto.

   23.2                   Consent of PricewaterhouseCoopers LLP.    Filed herewith.

   24.1                   Power of Attorney for Meditrust           Previously filed.
                          Corporation.

   24.2                   Power of Attorney for Meditrust           Previously filed.
                          Operating Company.

   99.1                   Letter Agreement by and among David F.    Incorporated by reference to Exhibit
                          Benson, Meditrust Corporation and         99.2 to the Joint Current Report on Form
                          Meditrust Operating Company, dated        8-K for Meditrust Corporation and
                          January 28, 2000.                         Meditrust Operating Company filed
                                                                    February 1, 2000.


ITEM 17. UNDERTAKINGS.


(a) The undersigned registrants hereby undertake:


    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this joint registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any acts or events arising after the effective date of the joint registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the joint registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective joint registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the joint registration statement or any material change to such information in the registration statement;


       PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the joint registration statement;


    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new joint registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the joint registration statement shall be deemed to be a new joint registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


(c) The undersigned registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrants hereby undertake that:


    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this joint registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this joint registration statement as of the time it was declared effective.



    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new joint registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                        MEDITRUST CORPORATION SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, Meditrust Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham Heights, Commonwealth of Massachusetts, as of February 29, 2000.



                                                       MEDITRUST CORPORATION

                                                       By:  /s/ MICHAEL S. BENJAMIN
                                                            -----------------------------------------
                                                            Michael S. Benjamin
                                                            Senior Vice President, General
                                                            Counsel and Secretary



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                   TITLE                         DATE
                ---------                                   -----                         ----
                    *                       Chairman of the Board of Directors
    ---------------------------------                                               February 29, 2000
              Clive D. Bode

                    *                       Chief Executive Officer
    ---------------------------------       (Principal Executive Officer)           February 29, 2000
            William G. Byrnes

                    *                       Chief Financial Officer
    ---------------------------------       (Principal Financial and                February 29, 2000
             Laurie T. Gerber               Principal Accounting Officer)

                    *                       Director
    ---------------------------------                                               February 29, 2000
            Stephen E. Merrill

                    *                       Director
    ---------------------------------                                               February 29, 2000
             Edward W. Brooke

                    *                       Director
    ---------------------------------                                               February 29, 2000
           John C. Cushman, III

                    *                       Director
    ---------------------------------                                               February 29, 2000
              James P. Conn



*By:  /s/ MICHAEL S. BENJAMIN
      -------------------------------------------
      Michael S. Benjamin
      Attorney-in-fact

                     MEDITRUST OPERATING COMPANY SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, Meditrust Operating Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this joint registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham Heights, Commonwealth of Massachusetts, as of February 29, 2000.



                                                       MEDITRUST OPERATING COMPANY

                                                       By:  /s/ WILLIAM C. BAKER
                                                            -----------------------------------------
                                                            William C. Baker
                                                            President



    Pursuant to the requirements of the Securities Act of 1933, this joint registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                   TITLE                         DATE
                ---------                                   -----                         ----
                    *                       Chairman of the Board of Directors
    ---------------------------------                                               February 29, 2000
              Clive D. Bode

           /s/ WILLIAM C. BAKER             President and Director
    ---------------------------------       (Principal Executive Officer)           February 29, 2000
             William C. Baker

                    *                       Principal Financial and
    ---------------------------------       Principal Accounting Officer            February 29, 2000
             Laurie T. Gerber

                    *                       Director
    ---------------------------------                                               February 29, 2000
            Stephen E. Merrill

                    *                       Director
    ---------------------------------                                               February 29, 2000
             Edward W. Brooke

                    *                       Director
    ---------------------------------                                               February 29, 2000
            William G. Byrnes



*By:  /s/ WILLIAM C. BAKER
      -----------------------------------------
      William C. Baker
      Attorney-in-fact

EXHIBIT INDEX


         EXHIBIT
           NO.            DESCRIPTION                               METHOD OF FILING
  ---------------------   -----------                               ----------------
   4.1                    Amended and Restated Certificate of       Incorporated by reference to Annex A of
                          Incorporation of Meditrust Corporation    the Joint Proxy Statement on Schedule
                          filed with the Secretary of State of      14A filed on April 22, 1999.
                          Delaware on June 21, 1999.

   4.2                    Amended and Restated Certificate of       Incorporated by reference to Annex B of
                          Incorporation of Meditrust Operating      the Joint Proxy Statement on Schedule
                          Company filed with the Secretary of       14A filed on April 22, 1999.
                          State of Delaware on June 21, 1999.

   4.3                    By-Laws of Meditrust Corporation, as      Incorporated by reference to Exhibit 3.5
                          amended and restated on February 27,      to the Joint Registration Statement on
                          1998.                                     Form S-4 of Meditrust Corporation and
                                                                    Meditrust Operating Company filed
                                                                    March 27, 1998.

   4.4                    By-Laws of Meditrust Operating Company,   Incorporated by reference to Exhibit 3.6
                          as amended and restated on February 27,   to the Joint Registration Statement on
                          1998.                                     Form S-4 of Meditrust Corporation and
                                                                    Meditrust Operating Company filed
                                                                    March 27, 1998.

   4.5                    Registration Rights Agreement, dated as   Incorporated by reference to Exhibit
                          of January 3, 1998, by and between        10.3 to the Joint Current Report on Form
                          Meditrust Corporation, Meditrust          8-K for Meditrust Corporation and
                          Operating Company and the selling         Meditrust Operating Company filed
                          stockholders.                             January 8, 1998.

   4.6                    Letter dated April 30, 1998 by Meditrust  Previously filed.
                          Corporation and Meditrust Operating
                          Company agreeing to amend the
                          Registration Rights Agreement dated as
                          of January 3, 1998, by and between
                          Meditrust Corporation, Meditrust
                          Operating Company and the selling
                          stockholders.

   4.7                    Amendment dated September 15, 1999 to     Previously filed.
                          the Registration Rights Agreement, by
                          and between Meditrust Corporation,
                          Meditrust Operating Company and the
                          selling stockholders.

   4.8                    Stockholders Agreement dated as of        Incorporated by reference to Exhibit
                          January 3, 1998, among Meditrust          10.2 to the Joint Current Report on Form
                          Corporation, Meditrust Operating          8-K for Meditrust Corporation and
                          Company, certain stockholders of La       Meditrust Operating Company filed
                          Quinta Inns, Inc. and, solely for the     January 8, 1998.
                          purposes of Section 3.6 thereof, La
                          Quinta Inns, Inc.

         EXHIBIT
           NO.            DESCRIPTION                               METHOD OF FILING
  ---------------------   -----------                               ----------------
   4.9                    First Amendment to Shareholders           Incorporated by reference to Annex D-1
                          Agreement, dated as of April 30, 1998,    to the Joint Proxy Statement/Prospectus
                          by and among Meditrust Corporation,       on Form S-4/A of Meditrust Corporation
                          Meditrust Operating Company, certain      and Meditrust Operating Company filed
                          stockholders of La Quinta Inns, Inc.      May 18, 1998.
                          and, solely for the purposes of Section
                          3.6 thereof, La Quinta Inns, Inc.

   5.1                    Opinion of Goodwin, Procter & Hoar LLP    Previously filed.
                          as to the legality of the securities
                          being registered.

   8.1                    Opinion of Goodwin, Procter & Hoar LLP    Previously filed.
                          as to certain tax matters.

   23.1                   Consent of Goodwin, Procter & Hoar LLP.   Included as part of Exhibits 5.1 and 8.1
                                                                    hereto.

   23.2                   Consent of PricewaterhouseCoopers LLP.    Filed herewith.

   24.1                   Power of Attorney of Meditrust            Previously filed.
                          Corporation.

   24.2                   Power of Attorney of Meditrust Operating  Previously filed.
                          Company.

   99.1                   Letter Agreement by and among David F.    Incorporated by reference to Exhibit
                          Benson, Meditrust Corporation and         99.2 to the Joint Current Report on Form
                          Meditrust Operating Company, dated        8-K for Meditrust Corporation and
                          January 28, 2000.                         Meditrust Operating Company filed
                                                                    February 1, 2000.